                                                              Exhibit 25.1

                                                      Registration No. 33-52683


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)

                              __________________


                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
 (Address of principal executive offices)                       (Zip Code)
                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)

                              __________________


UNION TEXAS PETROLEUM HOLDINGS, INC.               DELAWARE        76-0040040
UNION TEXAS EAST KALIMANTAN LIMITED                THE BAHAMAS     N/A
UNION TEXAS PETROLEUM ENERGY CORPORATION           DELAWARE        76-0351014
UNION TEXAS INTERNATIONAL CORPORATION              DELAWARE        76-6044301
UNION TEXAS PRODUCTS CORPORATION                   DELAWARE        76-0040039
UNISTAR, INC.                                      DELAWARE        76-0108150
(EXACT NAME OF OBLIGOR AS SPECIFIED            (STATE OR OTHER      (I.R.S.
IN ITS CHARTER)                                 JURISDICTION OF    EMPLOYER
                                               INCORPORATION OR   IDENTIFICATION
                                                 ORGANIZATION)         NO.)



                            1330 POST OAK BOULEVARD
                             HOUSTON, TEXAS  77056
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

          ALL DEBT SECURITIES PURSUANT TO REGISTRATION NO. 33-52683
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

              (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY
                  TO WHICH IT IS SUBJECT.

                       Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

              (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                       The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                       No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.    A copy of the existing by-laws of the trustee.*

                 5.    Not Applicable.

                 6. The consent of the trustee required by Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.    Not Applicable.

                 9.    Not Applicable.

* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of May, 1994.

                                        The First National Bank of Chicago,
                                        Trustee

                                        By  /s/ STEVEN M. WAGNER
                                           _________________________________
                                           Steven M. Wagner
                                           Vice President and Senior Counsel
                                           Corporate Trust Services Division

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT



                                                    May 17, 1994




Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of one or more indentures among Union Texas Petroleum Holdings, Inc., as Issuer, Union Texas Kalimantan Limited, Union Texas Petroleum Energy Corporation, Union Texas International Corporation, Union Texas Products Corporation, and Unistar, Inc., as Guarantors, and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By  /s/ STEVEN M. WAGNER
                                           _________________________________
                                           Steven M. Wagner
                                           Vice President and Senior Counsel
                                           Corporate Trust Services Division

                                   EXHIBIT 7



          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:          The First National Bank of Chicago      Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                        Page RC-1
City, State,  Zip:            Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                              C400           <-
                                                                          DOLLAR AMOUNTS IN               ------------      ----
                                                                             THOUSANDS           RCFD     BIL MIL THOU
                                                                          -----------------      ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RCA-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . .                            0081      3,552,441       1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . .                            0071      5,687,085       1.b.
2.  Securities (from Schedule RC-B) . . . . . . . . . . . . . . . . . .                            0390        470,252       2
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . .                            0276      3,985,638       3.a.
    b. Securities purchased under agreements to resell  . . . . . . . .                            0277        880,886       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2122 13,308,340                            4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . .      RCFD 3123    339,885                            4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . .      RCFD 3128       0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . .                            2125     12,968,455       4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . .                            2146      3,109,630       5.
6.  Premises and fixed assets (including capitalized leases)  . . . . .                            2145        497,559       6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . .              7             2150        101,446       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . .                            2130          6,375       8.
9.  Customers' liability to this bank on acceptances outstanding  . . .                            2155        477,130       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . .                            2143        147,257      10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . .                            2160      2,607,308      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . .                            2170     34,491,462      12.

- ---------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:          The First National Bank of Chicago      Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                        Page RC-2
City, State,  Zip:            Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------


SCHEDULE RC-CONTINUED

                                                                   DOLLAR AMOUNTS IN
                                                                        Thousands                          BIL MIL THOU
                                                                    ----------------                       ------------


LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)  . . . . . . . . . . . . . .                             RCON 2200      15,870,533     13.a.
         (1) Noninterest-bearing(1) . . . . . . . . . . . . . . .      RCON 6631  7,494,138                                 13.a.(1)
         (2) Interest-bearing . . . . . . . . . . . . . . . . . .      RCON 6636  8,376,395                                 13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries,
         and IBFs (from Schedule RC-E, part II) . . . . . . . . .                             RCFN 2200       7,254,022     13.b.
         (1) Noninterest bearing  . . . . . . . . . . . . . . . .      RCFN 6631    352,283                                 13.b.(1)
         (2) Interest-bearing   . . . . . . . . . . . . . . . . .      RCFN 6636  6,901,739                                 13.b.(2)
14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased  . . . . . . . . . . . . . . . .                             RCFD 0278       2,649,907     14.a.
      b. Securities sold under agreements to repurchase . . . . .                             RCFD 0279         171,899     14.b.
15.   Demand notes issued to the U.S. Treasury  . . . . . . . . .                             RCON 2840         106,087     15.
16.   Other borrowed money  . . . . . . . . . . . . . . . . . . .                             RCFD 2850       1,782,869     16.
17.   Mortgage indebtedness and obligations under capitalized
      leases  . . . . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 2910         267,000     17.
18.   Bank's liability on acceptance executed and outstanding . .                             RCFD 2920         477,130     18.
19.   Subordinated notes and debentures   . . . . . . . . . . . .                             RCFD 3200       1,175,000     19.
20.   Other liabilities (from Schedule RC-G)  . . . . . . . . . .                             RCFD 2930       2,049,329     20.
21.   Total liabilities (sum of items 13 through 20)  . . . . . .                             RCFD 2948      31,803,776     21.
22.   Limited-Life preferred stock and related surplus  . . . . .                             RCFD 3282            0        22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus   . . . . . .                             RCFD 3838            0        23.
24.   Common stock  . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 3230         200,858     24.
25.   Surplus (exclude all surplus related to preferred stock)                                RCFD 3839       2,254,940     25.
26.   a. Undivided profits and capital reserves . . . . . . . . .                             RCFD 3632         232,478     26.a.
      b. LESS: Net unrealized loss on marketable equity
         securities . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 0297            (299)    26.b.
27.   Cumulative foreign currency translation adjustments . . . .                             RCFD 3284            (889)    27.
28.   Total equity capital (sum of items 23 through 27) . . . . .                             RCFD 3210       2,687,686     28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28) . . . . . . . . . . .                             RCFD 3300      34,491,462     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the most comprehensive level of auditing work performed for the bank by
   independent external auditors as of any date
                                                   * * * * * * * * *
   during 1992  . . . . . . . . . . . . . . . .    * RCFA 6724 N/A *      M.1.
                                                   * * * * * * * * *


1 =  Independent audit of the bank conducted in accordance             4  =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank               authority)
2 =  Independent audit of the bank's parent holding company            5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                auditors
     standards by a certified public accounting firm which             6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                    external auditors
     (but not on the bank separately)                                  7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                   8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

- ---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


                                       7